OneTravel Holdings, Incorporated
5775 Peachtree Dunwoody Road, Building G Suite 300 Atlanta, GA 30346 • Tel 404-256-6620 • Fax 404-943-1094
(www.onetravelholdings.com)

OneTravel Holdings Receives Notice From American Stock Exchange

ATLANTA - February 7, 2006--OneTravel Holdings, Inc. (AMEX: OTV), a leading online and offline provider of travel and leisure services, announced today that the Company received a notice dated February 1, 2006 from the American Stock Exchange (“AMEX”) indicating that the Company no longer complies with the continued listing standards due to the failure to comply with sections 134 and 1001 of the Company Guide for AMEX companies, and the Company’s securities are therefore subject to delisting from the AMEX. Specifically, the notice cites the lack of compliance as the Company’s failure to file its annual report on Form 10-K on or before January 16, 2006, which was the date granted to the Company by the AMEX under an accepted compliance plan. The Company has appealed this determination and requested a hearing before the appropriate committee of the AMEX. No date for the hearing has been set as of this time.

Commenting on the notice, OTV President Marc Bercoon stated, “We continue to work diligently with our auditors and expect to be able to file the Form 10-K within two weeks, which we believe will be prior to the appeal hearing. Although we have no assurances that our appeal will be successful, we are hopeful that if we can file the 10-K prior to the appeal that the American Stock Exchange will reconsider its action and allow OTV to remain listed.”

About OneTravel Holdings, Inc. (AMEX:OTV)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS (www.cheapseats.com) and OneTravel, Inc. (www.onetravel.com), both of which are leading online and offline providers of a full range of travel services, and FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips® brand (www.suntrips.com). The Company derives additional revenue from operating other travel related web sites including www.discounthotels.com and www.11thhour.com. The Company has recently announced that it has signed a definitive agreement to sell the operating assets of FS SunTours, Inc.

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. There is also no certainty that the transaction contemplated by the definitive agreement to sell the assets of FS SunTours, Inc. will close. The Company is also subject to those risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company's historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc., and that future financing, if available, will dilute the Company's current common stockholders, plus the Company’s ability to maintain listing with the American Stock Exchange, which if not maintained could have an adverse affect on the Company’s stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a complete description of the items approved at the annual stockholder's meeting, the Company's proxy statement is available for viewing in the Company's SEC filings.

Company Contact:

Robert Prag, President
The Del Mar Consulting Group, Inc.
858-794-9500
rprag@delmarconsulting.com

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